EXHIBIT 18
                       The Munder Framlington Funds Trust

                                Multi-Class Plan

                                  Introduction

      The purpose of this Plan is to specify the attributes of the five classes of shares offered by The Munder Framlington Funds Trust (the "Trust"), including the sales loads, expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights, class designation and sales loads assessed due to differing distribution methods.

                             Allocation of Expenses

      Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a fund of the Trust (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares. In addition, the President and Chief Financial Officer of the Trust shall determine, subject to Board approval or ratification, which of the following fees and expenses may be allocated to a particular class of shares in a fund of the Trust:

      (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

      (ii) printing and postage expense related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

      (iii) blue sky fees incurred by such class of shares;

      (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

      (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

      (vi) litigation or other legal expenses relating solely to such class of shares;

      (vii) fees of the Trust's Trustees incurred as a result of issues relating to such class of shares; and

      (viii) independent accountants' fees relating solely to such class of shares.

      Any changes to the determination of class expenses allocated to a particular class of shares will be approved by a vote of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined under the 1940 Act.

      Income, realized and unrealized capital gains and losses, and any expenses of a fund of the Trust not allocated to a particular class of the fund pursuant to this Plan shall be allocated to each class of the fund on the basis of the net asset value of that class in relation to the net asset value of the fund. Income, realized and unrealized capital gains and losses, and any expenses of a fund of the Trust not allocated to a particular class of the fund pursuant to this Plan shall be allocated to each class of the fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the fund.

                                 Class A Shares

      Class A Shares of a fund are offered at net asset value plus an initial sales charge as set forth in the then-current prospectus of a fund. The initial sales charge may be waived or reduced on certain types of purchases as set forth in a fund's then-current prospectus. A contingent deferred sales charge may apply to certain redemptions made within a specified period as set forth in the fund's then-current prospectus. Class A Shares of a fund may be exchanged for Class A Shares of another fund of the Trust, The Munder Funds Trust or The Munder Funds, Inc. without the imposition of any sales charge.

      Class A Shares of funds pay a Rule 12b-service fee of up to 0.25% (annualized) of the average daily net assets of a fund's Class A Shares.
Distribution and support services provided by brokers, dealers and other institutions may include forwarding sales literature and advertising materials provided by the Trust's distributor; processing purchase, exchange and redemption requests from customers placing orders with the Trust's transfer agent; processing dividend and distribution payments from the funds of the Trust on behalf of customers; providing information periodically to customers showing their positions in Class A Shares; providing sub-accounting with respect to Class A Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in Class A Shares; arranging for bank wires; and providing such other similar services as may reasonably be requested.

                                 Class B Shares

      Class B Shares of a fund are offered without an initial sales charge but are subject to a contingent deferred sales charge payable upon certain redemptions as set forth in a fund's then-current prospectus. Class B Shares of a fund may be exchanged for Class B Shares of another fund of the Trust, The Munder Funds Trust or The Munder Funds, Inc. without the imposition of a sales charge.

      Class B Shares of a fund will automatically convert to Class A Shares of the fund on the first business day of the month in which the sixth anniversary of the issuance of the Class B Shares occurs. The conversion will be effected at the relative net asset values per share of the two classes.

      Class B Shares pay a Rule 12b-1 service fee of up to 0.25% (annualized) and a distribution fee of up to 0.75% (annualized) of the average daily net assets of a fund's Class B Shares. Brokers, dealers and other institutions may maintain Class B shareholder accounts and provide personal services to Class B shareholders. Services relating to the sale of Class B Shares may include, but not be limited to, preparation, printing and distribution of prospectuses, sales literature and advertising materials by the Trust's distributor, or, as applicable, brokers, dealers or other institutions; commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of the Trust's distributor or brokers, dealers and other institutions; overhead and other office expenses of the Trust's distributor attributable to distribution or sales support activities; and opportunity costs related to the foregoing (which may be calculated as a carrying charge on the Trust's distributor unreimbursed expenses) incurred in connection with distribution or sales support activities. The overhead and other office expenses referenced above may include, without limitation, (a) the expenses of operating the Trust's distributor's offices in connection with the sale of the Class B Shares of the funds, including lease costs, the salaries and employee benefit costs of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (b) the costs of client sales seminars and travel related to distribution and sales support activities, and (c) other expenses relating to distribution and sales support activities.

                                 Class C Shares

      Class C Shares of a fund are offered at net asset value. A contingent deferred sales charge may apply to certain redemptions made within the first year of investing as set forth in the fund's then-current prospectus. Class C Shares of a fund may be exchanged for Class C Shares of another fund of the Trust, The Munder Funds Trust or The Munder Funds, Inc. without the imposition of a sales charge.

      Class C Shares pay a Rule 12b-1 service fee of up to 0.25% (annualized) and a distribution fee of up to 0.75% (annualized) of the average daily net assets of a fund's Class C Shares. Brokers, dealers and other institutions may maintain Class C shareholder accounts and provide personal services to Class C shareholders. Services relating to the sale of Class C Shares may include, but not be limited to, preparation, printing and distribution of prospectuses, sales literature and advertising materials by the Trust's distributor, or, as applicable, brokers, dealers or other institutions; commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of the Trust's distributor or brokers, dealers and other institutions; overhead and other office expenses of the Trust's distributor attributable to distribution or sales support activities; and opportunity costs related to the foregoing (which may be calculated as a carrying charge on the Trust's distributor unreimbursed expenses) incurred in connection with distribution or sales support activities. The overhead and other office expenses referenced above may include, without limitation, (a) the expenses of operating the Trust's distributor's offices in connection with the sale of the Class B Shares of the funds, including lease costs, the salaries and employee benefit costs of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (b) the costs of client sales seminars and travel related to distribution and sales support activities, and (c) other expenses relating to distribution and sales support activities.

                                 Class Y Shares

      Class Y Shares of a fund are offered at net asset value. Class Y Shares of a fund may be exchanged for Class Y Shares of another fund of the Trust, The Munder Funds Trust or The Munder Funds, Inc. without the imposition of a sales charge.

                                 Class K Shares

      Class K Shares of a fund are offered at net asset value. Class K Shares of a fund may be exchanged for Class K Shares of another fund of the Trust, The Munder Funds Trust or The Munder Funds, Inc., without the imposition of a sales charge. Class K Shares pay a service fee of up to 0.25% (annualized) of the average daily net assets of a fund's Investor Shares. Services provided by brokers, dealers and other institutions for such service fees include: processing purchase, exchange and redemption requests from customers and placing orders with the Trust's transfer agent; processing dividend and distribution payments from the funds of the Trust on behalf of customers; providing information periodically to customers showing their positions in Class K Shares; providing sub-accounting with respect to Class K Shares beneficially owned by customers or the information necessary for sub-accounting; responding to inquiries from customers concerning their investment in Class K Shares;
arranging for bank wires; and providing such other similar services as may reasonably be requested.